Exhibit 10.2
REIS, INC.
RESTRICTED STOCK UNIT AGREEMENT
     THIS RESTRICTED STOCK UNIT AGREEMENT (“Award Agreement”) is made and entered into effective [DATE] (the “Date of Grant”) by and between Reis, Inc., a Maryland corporation (the “Company”), and [NAME] (“Employee”).
SECTION I
BACKGROUND
     A. The Board of Directors of the Company (the “Board”) has adopted the Amended and Restated Reis, Inc. 2011 Omnibus Incentive Plan (the “Plan”) pursuant to which restricted stock units may be granted by the Compensation Committee of the Board (the “Committee”).
     B. The Company desires to grant to the Employee restricted stock units in accordance with the Plan.
     C. Pursuant to the Plan, the Company and the Employee agree to the terms and conditions set forth below.
SECTION II
AGREEMENT
1. Grant of Units. Pursuant to action taken by the Committee, as of the Date of Grant the Company grants to the Employee [____________________] (_____) restricted stock units (the “Units”), with each Unit representing the right to receive one (1) share of the Company’s common stock, $0.02 par value per share (“Share”), subject to the terms, conditions, and adjustments set forth in this Award Agreement. The Units are granted pursuant to, and are subject to the terms and conditions of the Plan, the terms, conditions and definitions of which are hereby incorporated herein as though set forth at length, and the receipt a copy of which the Employee hereby acknowledges by his signature below. Terms used herein and defined in the Plan shall have the meanings set forth in the Plan unless otherwise defined herein.
2. Vesting Period. This award shall vest annually in equal amounts over the three (3) year period beginning on the Date of Grant, and ending on the third anniversary of the Date of Grant (such three-year period, the “Vesting Period”). One third of the number of Units (rounded down to the nearest whole number) shall vest on each of the three anniversary dates of the Date of Grant, with each such anniversary date being referred to as a “Payment Date.”
3. Payment of Award In Shares. Subject to early termination of this Award Agreement pursuant to Section 6 or 7 below, as soon as practicable following each Payment Date (but in no event later than 30 days after the such Payment Date) the Company will transfer to the Employee one Share for each Unit in which the Employee is vested as of such Payment Date. Notwithstanding the foregoing, if employment is terminated for any reason (other than death, disability or following a Change in Control) prior to a Payment Date, then this Award Agreement shall be forfeited and cancelled and Employee shall not be entitled to any benefits or rights hereunder for Shares not vested as of the date of termination. All Shares that have vested as of the date of termination and not previously been delivered hereunder shall be delivered to the Employee within 30 days of the date of termination. By way of example, if employment terminates 23 months after the Date of Grant, the first third of the Units will have vested and been delivered and the remainder of the Units will not be vested and will be forfeited and cancelled.
4. Dividend Equivalents. The amounts payable hereunder shall not include any payment on account of dividend equivalent payments or dividend credit rights.
5. Voting Rights. The Employee shall have no voting rights with respect to the Shares represented by the Units awarded hereunder prior to delivery thereof.
6. Death or Becoming Disabled. Notwithstanding anything to the contrary contained herein, if, during the Vesting Period, the Employee dies or becomes Disabled (defined below), the Employee shall become 100% vested in this award and the Company shall transfer to the Employee (or to the Employee’s beneficiary, if the Employee has died) the number of Shares representing the number of Units in which the Employee is then vested hereunder (without duplication of any Shares previously delivered to the Employee hereunder). Such transfer shall be made as soon as practicable following such death or becoming Disabled (but not more than 90 days following such death or becoming Disabled). For this purpose, “Disabled” shall mean that the Employee (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for at least twelve (12) months receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company. Any determination of whether the Employee is Disabled shall be made by the Committee.
7. Change in Control. Notwithstanding anything herein to the contrary, in the event a Change in Control (as defined in the Plan) occurs during the Vesting Period prior to the Employee’s death or becoming Disabled, the Employee shall become 100% vested in this award and the Company shall transfer to the Employee the number of Shares representing the number of Units in which the Employee is then vested hereunder (without duplication of any Shares previously delivered to the Employee hereunder). Such transfer shall be made immediately following such Change in Control.
8. Securities Law Requirements. The Company shall not be required to issue its Shares pursuant to this Award Agreement unless and until (a) such Shares have been duly listed upon each stock exchange on which the Company’s common stock is then registered, (b) a registration statement under the Securities Act of 1933 with respect to such Shares is then effective, and (c) such issuance is not prohibited under the rules of the Securities Act of 1933.
9. Non-Transferability. No rights under this Award Agreement may be assigned, transferred, or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance, except as herein authorized, will be void and of no effect.
10. Tax Withholding and Reporting. The Company shall have the right to withhold from amounts otherwise payable to the Employee such withholding taxes as may be required by law, or to otherwise require the Employee to pay such withholding taxes. The Company shall file all required tax information returns in respect of payments hereunder.
11. Choice of Law. This Award Agreement will be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Award Agreement to another jurisdiction.
12. Section 409A. Notwithstanding any provision of the Plan or this Award Agreement to the contrary, to the extent this Award is deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then, even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of the Plan, payment to the grantee will only be made to the extent necessary to be in compliance with the provisions of Section 409A of the Code, on the earliest of: (i) the grantee’s “separation from service” with the Company (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date will be the date that is six (6) months after the date of the grantee’s separation from service with the Company, (ii) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the grantee’s death.
[Remainder of this page intentionally blank]

An authorized representative of the Company has signed this Award Agreement, and the Employee has signed this Award Agreement to evidence the Employee’s acceptance of the award on the terms specified in this Award Agreement, all as of the Date of Grant.

REIS, INC.
By:
Name:
Title:

EMPLOYEE:

Name: [___________]

4